SECURITIES AND EXCHANGE COMMISSION

	Washington, D. C. 20549




	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15 (d) of
	the Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported)  October 26, 1997

	HORMEL FOODS CORPORATION
	(Exact name of registrant as specified in its charter)

	DELAWARE
	(State or other jurisdiction of incorporation)



         1-2402         	            41-0319970
(Commission File Number)	(IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)	(Zip Code)



Registrant's telephone number, including area code: (507) 437-5737


`
Pages: This report contains three (3) pages numbered sequentially from this cover page.




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Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

October 26, 1997


     Effective October 26, 1997 Mr. John R. Block, Falls Church, VA., and Mr. Joseph T. Mallof, Racine, Wis., were elected directors of the Company, replacing retiring Board members, Mr. Earl B. Olson, Willmar, Minn., and Mr. Ray V. Rose, Colorado Springs, Colo.

Mr. John R. Block

     Mr. Block served for five years as Secretary of Agriculture during the Reagan Administration and is recognized as both an agribusiness and Washington policy expert. He is a lifelong pork producer who continues to farm in his home state of Illinois. In addition to his farming enterprise, Mr. Block has served as president of Foods Distributors International for 11 years.

Mr. Joseph T. Mallof

     Mr. Mallof brings a varied marketing background, including strong international business experience to the Hormel Foods Board. Prior to joining S. C. Johnson & Son, Mr. Mallof spent 21 years with Proctor and Gamble, nine of those in senior management positions in Italy, the Philippines and Japan. He has served as president of consumer products for
S. C. Johnson & Son since January of this year.

Retiring Directors

     Mr. Olson, elected a director in 1987, was founder of Jennie-O Foods, Inc., a wholly owned subsidiary of the Company. He brought both agribusiness and entrepreneurial experience to the Board. Mr. Rose, a former board chairman, president and chief executive officer of Kohl's Food Stores, Milwaukee, Wis. was a Hormel Director since 1981. His food industry distribution, economics and operations experience served the company well during his 16-year Board tenure



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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




	HORMEL FOODS CORPORATION
	(Registrant)




	By  s/s
	D. J. HODAPP
	Executive Vice President
	and Chief Financial Officer




	By s/s
	M. J. McCOY
	Vice President and Treasurer



Dated:   November 4, 1997